EXHIBIT 24.1

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of RenovaCare, Inc., a Nevada corporation, do hereby constitute and appoint Thomas Bold, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities as of July 8.

By:	/s/ Rhonda Rosen
Name:	Rhonda Rosen
Title:	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

By:	/s/ Patsy Trisler
Name:	Patsy Trisler
Title:	Vice President – Clinical & Regulatory Affairs

By:	/s/ Kenneth Kirkland
Name:	Kenneth Kirkland
Title:	Director

By:	/s/ Joseph Sierchio
Name:	Joseph Sierchio
Title:	Director